As filed with the Securities and Exchange Commission on July 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2875566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

123 Saginaw Drive

Redwood City, CA 94063

(650) 366-2626

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

David Szekeres

Senior Vice President, General Counsel, Business Development and Secretary

Heron Therapeutics, Inc.

123 Saginaw Drive

Redwood City, California 94063

(650) 366-2626

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP

555 Mission Street,

Suite 3000

San Francisco, CA 94105

(415) 393-8200

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of the Registration Statement as the registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Warrants

(1)	There is being registered hereunder an indeterminate number of the securities of each identified class that may be issued by the registrant at various times and at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of securities as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees required in connection with this registration statement. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Under this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, an indeterminate number of shares of our common stock, preferred stock, and warrants or any combination thereof, separately, together or in series. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock and the preferred stock may be convertible into or exchangeable for common stock. Each time securities are offered or sold pursuant to this prospectus, we will describe in a prospectus supplement the securities being offered and sold, as well as the specific terms of the securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “HRTX.” On July 28, 2016, the last reported sale price on The NASDAQ Capital Market was $16.74 per share.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of our common stock, preferred stock or warrants unless accompanied by a prospectus supplement.

We or any selling stockholder may offer these securities in amounts, at prices and on terms determined at the time of offering. We or any selling stockholder may sell the securities directly to investors, through agents we select, or through underwriters and dealers we select. See “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 5 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement, for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2016

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Heron Therapeutics®, the Heron logo, SUSTOL® and Biochronomer® are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus and any applicable prospectus supplement are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, or any combination thereof, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the securities being offered and specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or related free writing prospectus, you should rely on the prospectus supplement or any related free writing prospectus we may authorize to be provided to you. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Information Incorporated by Reference” and “Where You Can Find Additional Information” before you invest in our securities.

Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that might cause these differences include the following:

•	estimates of the outcome of our New Drug Application (“NDA”) resubmission to the U.S. Food and Drug Administration (“FDA”) for SUSTOL® (granisetron) Injection, extended release (“SUSTOL”) and potential regulatory approval for and commercial launch of SUSTOL;

•	any limitations or unfavorable warning or cautionary language that the FDA may ultimately impose on the label for SUSTOL;

•	the anticipated progress of our current research and development programs for HTX-011, HTX-019 and any other research and development programs we may pursue, including the completion of ongoing clinical trials, initiation of new clinical trials and preclinical testing and the results of clinical and stability studies;

•	the anticipated timing of our filing of the NDA for HTX-019;

•	whether safety and efficacy results of our clinical trials and other required tests for approval provide data to warrant potential regulatory approval of SUSTOL or further development of any of our other product candidates;

•	if approved, the possibility that the FDA approval of SUSTOL or other future product candidates might entail post-marketing studies and our ability to meet these requirements within the mandated timelines;

•	if approved, our ability to comply with standard post-marketing requirements including U.S. federal advertising and promotion laws, federal and state anti-fraud and abuse laws, healthcare information privacy and security laws, safety surveillance, and disclosure of payments or other transfers of value to healthcare professionals and entities for SUSTOL or other future product candidates;

•	if approved, the market conditions during the commercial launch of SUSTOL or other future product candidates;

•	our ability to successfully market, commercialize and achieve market acceptance for SUSTOL or other future product candidates, including our positioning relative to competing products;

•	our ability to successfully develop and achieve regulatory approval for other future product candidates utilizing our proprietary Biochronomer® drug delivery technology;

•	our ability to establish key collaborations for our products and any other future product candidates;

•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;

•	unanticipated delays due to manufacturing difficulties, supply constraints or changes in the regulatory environment;

•	our ability to successfully establish and maintain key vendor relationships necessary to manufacture our products;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•	uncertainties associated with obtaining and enforcing patents to protect our products, and our ability to successfully defend ourselves against unforeseen third-party infringement claims;

•	our estimates regarding our capital requirements; and

•	our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and discussed elsewhere in this prospectus and the documents incorporated by reference herein. You should carefully review all of these factors. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this prospectus, and except as required by law, we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus may also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

ABOUT THE COMPANY

Unless the context requires otherwise, in this Prospectus, the “Company,” “Heron” “we,” “us” and “our” refer to Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a biotechnology company focused on improving the lives of patients by developing best-in-class medicines that address major unmet medical needs. We are developing novel, patient-focused solutions that apply our innovative science and technologies to already-approved pharmacological agents. Our goal is to build on therapeutics with well-known pharmacology by improving their tolerability and efficacy as well as broadening their potential field of use.

Our common stock is listed on The NASDAQ Capital Market under the symbol “HRTX.”

We were founded in February 1983 as a California corporation under the name AMCO Polymerics, Inc., or AMCO. AMCO changed its name to Advanced Polymer Systems, Inc. in 1984 and was reincorporated in the state of Delaware in 1987. We changed our name to A.P. Pharma, Inc. in May 2001 and changed our name from A.P. Pharma, Inc. to Heron Therapeutics, Inc. in January 2014. Our executive offices are located at 123 Saginaw Drive, Redwood City, California 94063 and our telephone number is (650) 366-2626. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 12 and “Information Incorporated by Reference” beginning on page 12.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement to this prospectus as well as in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For additional information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations, financial condition and prospects and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings in the applicable prospectus supplement for such offering or in a document that we file with the SEC and incorporate by reference in the future.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following is a description of our common stock and a summary of our preferred stock. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. Copies of our certificate of incorporation and bylaws may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

We are authorized to issue up to 77,500,000 shares of capital stock of which 75,000,000 shares are of common stock, par value $0.01 per share, and 2,500,000 shares are of preferred stock, par value $0.01 per share.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared form time to time by our Board of Directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

As of March 31, 2016, 36,348,695 shares of our common stock were issued and outstanding.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Listing. Our common stock is currently listed on The NASDAQ Capital Market under the symbol “HRTX.”

Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority, without further action by stockholders, to designate up to 2,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

As of March 31, 2016, no shares of preferred stock were issued and outstanding.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement and any free writing prospectus related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Certain Provisions Affecting Control of Heron Therapeutics

Certificate of Incorporation and Bylaw Provisions. Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Advance Notice Procedures. The advance notice procedures in our bylaws with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all such stockholder notices. These requirements may have the effect of precluding stockholders from bringing proposals relating to the nomination of candidates for election as directors or new business before the stockholders at an annual or special meeting.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Description of Warrants

General Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus, any applicable prospectus supplement or post-effective amendment.

Information regarding the beneficial ownership of our securities by a selling stockholder, the number of securities being offered by a selling stockholder and the number of securities beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement or in a post-effective amendment. The applicable prospectus supplement or post-effective amendment will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement or post-effective amendment.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities issued pursuant to this prospectus and the terms of the offering in the applicable prospectus supplement. Discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on The NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

EXPERTS

OUM & Co. LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any warrants being offered hereby is being passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

2.	Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2016 that have been incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015;

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

4.	The Company’s Current Reports on Form 8-K filed with the SEC on January 11, 2016, January 15, 2016, January 22, 2016, January 29, 2016, February 29, 2016, March 3, 2016, April 15, 2016, April 18, 2016, and June 22, 2016; and

5.	The description of the Company’s common stock contained in the registration statement on Form 8-A, as amended, filed with the SEC on January 22, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at Heron Therapeutics, Inc., 123 Saginaw Drive, Redwood City, California 94063, telephone number (650) 366-2626. You may also find these documents in the “Investor Relations” section of our website, www.herontx.com. The information on our website is not incorporated into this prospectus. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses, other than the underwriting discounts and commissions, relating to the registration of the offer and sale of the securities registered hereunder on Form S-3:

Registration Fee—Securities and Exchange Commission	$	*
Accountants Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent Fees and Expenses		**
Printing Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	The Company is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

The Company’s certificate of incorporation provides that, to the extent permitted by applicable law, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. The Company’s certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Company’s bylaws, provides that the Company shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding (whether civil, criminal, administrative, arbitrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, against expenses (including attorneys’ fees), judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding.

The Company has also entered into agreements to indemnify its directors and certain officers in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, indemnify the Company’s directors and certain of its officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer, of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company. We also maintain an insurance policy that covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibit Index.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation, as amended through July 29, 2009 (previously filed with the Company’s Quarterly Report on Form 10-Q filed August 4, 2009 and incorporated herein by reference)

3.2	Certificate of Amendment of Certificate of Incorporation (previously filed with the Company’s Current Report on Form 8-K filed on June 30, 2011 and incorporated herein by reference)

3.3	Certificate of Amendment of Certificate of Incorporation (previously filed with the Company’s Current Report on Form 8-K filed January 13, 2014 and incorporated herein by reference)

3.4	Amended and Restated Bylaws (previously filed with the Company’s Current Report on Form 8-K filed January 22, 2016 and incorporated herein by reference)

4.1	Copy of Specimen Common Stock Certificate (previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-162968) and incorporated herein by reference)

4.2	Form of Preferred Stock Certificate*

Exhibit No.	Description

4.3	Form of Certificate of Designations*

4.4	Form of Warrant Certificate*

4.5	Form of Warrant Agreement*

5.1	Opinion of Gibson, Dunn & Crutcher LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of OUM & Co. LLP, the Company’s independent registered public accounting firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in legal opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to (i) a report filed under the Exchange Act to be incorporated by reference herein or (ii) a post-effective amendment hereto, as applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B under the Securities Act:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on July 29, 2016.

Heron Therapeutics, Inc.

By:	/s/ Brian G. Drazba
Brian G. Drazba Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Brian G. Drazba and David L. Szekeres, and each of them acting individually, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry D. Quart Barry D. Quart, Pharm. D.	Chief Executive Officer, Director (Principal Executive Officer)	July 29, 2016

/s/ Brian G. Drazba Brian G. Drazba	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2016

/s/ Craig A. Johnson Craig A. Johnson	Director	July 29, 2016

/s/ John W. Poyhonen John W. Poyhonen	Director	July 29, 2016

/s/ Robert H. Rosen Robert H. Rosen	President, Chief Commercial Officer, Director	July 29, 2016

/s/ Kevin C. Tang Kevin C. Tang	Chairman of the Board of Directors	July 29, 2016

/s/ Christian Waage Christian Waage	Director	July 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation, as amended through July 29, 2009 (previously filed with the Company’s Quarterly Report on Form 10-Q filed August 4, 2009 and incorporated herein by reference)

3.2	Certificate of Amendment of Certificate of Incorporation (previously filed with the Company’s Current Report on Form 8-K filed on June 30, 2011 and incorporated herein by reference)

3.3	Certificate of Amendment of Certificate of Incorporation (previously filed with the Company’s Current Report on Form 8-K filed January 13, 2014 and incorporated herein by reference)

3.4	Amended and Restated Bylaws (previously filed with the Company’s Current Report on Form 8-K filed January 22, 2016 and incorporated herein by reference)

4.1	Copy of Specimen Common Stock Certificate (previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-162968) and incorporated herein by reference)

4.2	Form of Preferred Stock Certificate*

4.3	Form of Certificate of Designations*

4.4	Form of Warrant Agreement*

4.5	Form of Warrant Certificate*

5.1	Opinion of Gibson, Dunn & Crutcher LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of OUM & Co. LLP, the Company’s independent registered public accounting firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in legal opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to (i) a report filed under the Exchange Act to be incorporated by reference herein or (ii) a post-effective amendment hereto, as applicable.